Exhibit 99.1

1Q 2020

SmartFinancial Announces Results for the First Quarter 2020

KNOXVILLE, TN - April 28, 2020 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $2.7 million, or $0.19 per diluted common share, for the first quarter of 2020, compared to net income of $6.7 million, or $0.48 per diluted common share for the fourth quarter of 2019. Net operating earnings (Non-GAAP), which excludes securities gains, merger related and restructuring expenses and non-operating items, totaled $4.3 million, or $0.30 per diluted common share, in the first quarter of 2020, compared to $6.5 million, or $0.46 per diluted common share, in the fourth quarter of 2019.

Highlights for the First Quarter of 2020

•Completed the acquisition of Progressive Financial Group, Inc. ("PFG")
•Net income of $2.7 million and net operating earnings of $4.3 million (Non-GAAP)
•Return on average assets of 0.43% and net operating annualized return on average assets (Non-GAAP) of 0.67%
•Asset quality remains strong with nonperforming assets to total assets of 0.31%
•Loan growth (excluding loans acquired from PFG) of $53.9 million, or 11.4% annualized
•Tangible book value (Non-GAAP) per share of $16.40, a 8.0% year-over-year increase
•Allowance for loan losses increased to $13.4 million, an increase 31.1%, in light of the current economic conditions

Billy Carroll, President & CEO, stated: “We are pleased to report another very solid quarter during what has proven to be a difficult and uncertain environment for many of our clients. Our team has worked extremely hard to assist clients that have been impacted due to COVID-19, including participation in the Small Business Administration’s Paycheck Protection Program (“PPP”). We mobilized our team to successfully process approximately 1,700 applications totaling over $239 million of loans through the month of April, in round one of the PPP program, as we look forward to our economy’s “restart”, we are well positioned for the future.”

SmartFinancial's Chairman, Miller Welborn, concluded: “I am extremely proud of this team as we stepped up to help our clients in this time of stress. All of our associates have shown incredible commitment to strengthen, not just our company’s financials, but our clients and communities as well. We also welcome Progressive Financial Group to the SmartFinancial family. This transaction is a great step forward in our growth strategy.”

SmartFinancial completed the acquisition of PFG and its wholly owned subsidiary Progressive Savings Bank on March 1, 2020, and this quarter includes one month results of the acquired company.

Net Interest Income and Net Interest Margin

Net interest income was $22.6 million for the first quarter of 2020, compared to $21.1 million for the fourth quarter of 2019. The tax equivalent net interest margin was 3.90% for the first quarter of 2020, compared to 3.84% for the fourth quarter of 2019. The tax equivalent average yield on interest-earning assets was 4.83% for the first quarter of 2020, a decrease from 4.92% for the fourth quarter of 2019. The yield on interest-bearing liabilities decreased to 1.20% for the first quarter of 2020 from 1.39% for the fourth quarter of 2019.

The yield on average loans was 5.35% for the first quarter of 2020, compared to 5.36% for the fourth quarter of 2019. During the first quarter of 2020, increased discount accretion was recorded on acquired loans (37 basis points in the first quarter of 2020, versus 29 basis points in the fourth quarter of 2019) with loan fees remaining stable quarter over quarter. For the first quarter of 2020, the yield on average loans, excluding accretion, was 4.98%, a decrease of 9 basis points from the 5.07% reported in the fourth quarter of 2019. The decrease in yield on average loans from the fourth quarter of 2019, compared to the first quarter of 2020, was due to market competition and, to a lesser extent, the two emergency interest rate cuts by the Federal Reserve in March of 2020. The impact of the acquired loan discount accretion on the tax equivalent net interest margin was 32 basis points for the first quarter of 2020 and 25 basis points for the fourth quarter of 2019.

The cost of average interest-bearing deposits was 1.10% for the first quarter of 2020 compared to 1.29% for the fourth quarter of 2019. The overall decrease of 19 basis points in average interest-bearing deposits from the fourth quarter of 2019 to the first quarter of 2020 was primarily from the Company's actions to reduce deposit rates in light of the interest rate cuts.

Provision for Loan Loss and Credit Quality

Provision for loan losses was $3.2 million in the first quarter of 2020, compared to $685 thousand in the fourth quarter of 2019. The allowance for loan losses to originated loans was $12.4 million, or 0.77%, as of March 31, 2020, compared to $10.0 million, or 0.66% as of December 31, 2019, an increase of over 24%. The allowance for loan losses to total loans was $13.4 million, or 0.63%, as of March 31, 2020, compared to $10.2 million, or 0.54% as of December 31, 2019. The remaining discounts on the acquired loan portfolio totaled $17.2 million, or 3.33% as of March 31, 2020. The increase in the provision for loan losses in the first quarter of 2020 was the result of the deterioration in the qualitative factors, such as unemployment and GDP, in our loan loss allowance methodology which was caused by the unstable economic conditions facing the U.S. economy related to the challenges being faced with the world wide COVID-19 pandemic.

The company is not required to implement the provisions of the CECL accounting standard until January 1, 2023, and is continuing to account for the allowance for loan losses under the incurred loss model.
Nonperforming loans as a percentage of total loans was 0.14% as of March 31, 2020, a decrease of four basis points from the 0.18% reported in the fourth quarter of 2019. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and other real estate owned) as a percentage of total assets was 0.31% as of March 31, 2020, as compared to 0.21% as of December 31, 2019. The ten basis point increase is primarily attributable to the addition of other real estate owned from the PFG acquisition.
Noninterest Income

Noninterest income was $2.8 million for the first quarter of 2020 and the fourth quarter of 2019. During the first quarter of 2020, the primary components of the changes in noninterest income were as follows:

•Increase in mortgage banking income of $210 thousand;
•Increase in investment services income of $176 thousand, stemming from additional production and personnel hires during 2019;
•Addition of insurance commissions income of $269 thousand, new non-interest income source from the acquisition of PFG;
•Increase in interchange and debit card transaction fees of $113 thousand, primarily related to the acquisition of PFG; and
•Decrease in other non-interest income of $787 thousand, primarily from $720 thousand in non-recurring income recorded during the fourth quarter of 2019.

Noninterest Expense

Noninterest expense was $18.8 million for the first quarter of 2020, an increase of $2.7 million, compared to $16.1 million for the fourth quarter of 2019. During the first quarter of 2020, the primary components of the increase in noninterest expense were as follows:
•Salaries and employee benefits decreased $272 thousand. During the first quarter of 2020, after adjusting for the non-recurring items of $603 thousand from the prior quarter, the salaries and employee benefits increased $331 thousand, which is attributable to the additional salaries from the PFG acquisition;
•Increase of $180 thousand in FDIC insurance due to the utilization of FDIC credits during the fourth quarter of 2019;
•Increase of $292 thousand in other real estate and loan related expenses, due to elevated activity in the first quarter of 2020;
•Increase of $1.7 million in merger related and restructuring expenses relating to the acquisition of PFG; and
•Increase of $619 thousand in other expenses during the first quarter of 2020, which is a result of a prior period franchise tax credit of $312 thousand recognized during the fourth quarter of 2019, as well as a franchise tax credit of $468 thousand associated with the origination of State of Tennessee community investment loans.

Income Tax Expense

Income tax expense was $664 thousand for the first quarter of 2020, an increase of $191 thousand, compared to $473 thousand for the fourth quarter of 2019.
For the first quarter of 2020, the effective tax rate was 19.6% and included an NOL carryforward that was available and utilized as part of the Coronavirus Aid, Relief and Economic Security ("CARES") Act. The effective tax rate for the fourth quarter of 2019 was 6.6% and included tax benefits associated with the originations of State of Tennessee Community Investment loans and a tax benefit relating to a prior year amended tax return.

Balance Sheet Trends

Total assets at March 31, 2020, were $2.87 billion compared with $2.45 billion at December 31, 2019. The first quarter increase of $424.6 million is primarily from the acquisition of PFG of approximately $307.2 million and organic loan growth of $99.0 million.

Total liabilities increased to $2.54 billion at March 31, 2020 from $2.14 billion at December 31, 2019. The first quarter increase of $401.1 million was primarily from organic deposit growth of $22.7 million, acquired deposits from the acquisition of PFG in the amount of $272.0 million, and an increase of FHLB and other borrowings of $100.0 million.

Shareholders' equity at March 31, 2020, totaled $336.2 million, an increase of $23.5 million, from December 31, 2019. The increase in shareholders' equity was primarily from the issuance of common stock for the acquisition of PFG of $24.5 million and net income of $2.7 million for the first quarter ended 2020, which was offset by the repurchase of the Company's common stock of $2.0 million and a net change in accumulated other comprehensive income of $1.4 million. Tangible book value per share (Non-GAAP) was $16.40 at March 31, 2020, a decrease from $16.82 at December 31, 2019. Tangible common equity (Non-GAAP) as a percentage of tangible assets (Non-GAAP) was 8.96% at March 31, 2020, compared with 9.93% at December 31, 2019.

Conference Call Information

SmartFinancial will issue its earnings release for the first quarter of 2020 on Tuesday, April 28, 2020, and will host a conference call on Wednesday, April 29, 2020, at 10:00 a.m. ET. To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 6458361. A replay of the conference call will be available through April 29, 2022, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10142762. Conference call materials (earnings release & conference call presentation) will be published on the company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile ), at 9:00 am ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with 35 branches across East and Middle Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll      Ron Gorczynski
President & CEO      Executive Vice President, Chief Financial Officer
(865) 868-0613 billy.carroll@smartbank.com  (865) 437-5724 ron.gorczynski@smartbank.com
Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this presentation include measures not recognized under U.S. generally accepted accounting principles ("GAAP") and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) net operating earnings, (ii) net operating return on average assets, (iii) net operating return on average shareholder' equity, (iv) return on average tangible common equity, (v) net operating return on average tangible common equity, (vi) operating efficiency ratio, (vii) operating noninterest income, (viii) operating noninterest expense, (ix) tangible common equity, (x) average tangible common equity, (xi) tangible book value (xii) tax equivalent net interest margin; and ratios derived therefrom, in its analysis of the company's performance. Net operating earnings excludes the following from net income: securities gains and losses, expenses related to the termination of an Alabama Department of Economic and Community Affairs ("ADECA") loan program, merger termination fee of $6.4 million in the second quarter of 2019, merger related and restructuring expenses. Net operating return on average assets is the annualized net operating earnings divided by average assets. Net operating return on average shareholders' equity is the annualized net operating earnings divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity. Net operating return on average tangible common equity is the annualized net operating earnings divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses, expenses related to the termination of the ADECA loan program and the merger termination fee of $6.4 million in the second quarter of 2019. Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively. Tangible book value is tangible common equity divided by common shares outstanding. Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding the potential effects of the COVID-19 pandemic on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) the risk of litigation related to the termination of our agreement and plan of merger with Entegra Financial Corp. (the “Entegra Merger Agreement”) or the abandonment of the transactions that were contemplated by the Entegra Merger Agreement; (2) reputational risk resulting from the termination of the Entegra Merger Agreement; (3) potential changes to, or the risk that we may not be able to execute on, our business strategy as a result of the termination of the Entegra Merger Agreement; (4) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (5) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (6) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (7) risks related to the completed acquisition of PFG; (8) the risk that the anticipated benefits from the completed acquisition of PFG may not be realized in the time frame anticipated; (9) changes in management’s plans for the future; (10) prevailing, or changes in, economic or political conditions, particularly in our market areas; (11) credit risk associated with our lending activities; (12) changes in interest rates, loan demand, real estate values, or competition; (13) changes in accounting principles, policies, or guidelines; (14) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (15) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (16) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (17) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (18) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements. SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands except share and per share data)
	As of and for The Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2020	2019	2019	2019	2019
Selected Performance Ratios (Annualized):
Return on average assets	0.43%	1.12%	1.01%	1.56%	0.84%
Return on average shareholders' equity	3.33%	8.65%	7.80%	12.34%	6.71%
Return on average tangible common equity (Non-GAAP)¹	4.41%	11.55%	10.52%	16.78%	9.26%
Noninterest income / average assets	0.44%	0.47%	0.37%	1.44%	0.30%
Noninterest expense / average assets	2.96%	2.68%	2.48%	2.88%	2.77%
Efficiency ratio	74.02%	67.04%	63.03%	57.53%	68.65%

Operating Selected Performance Ratios (Annualized):
Net operating return on average assets (Non-GAAP)¹	0.67%	1.08%	1.02%	0.96%	0.98%
Net operating return on average shareholders' equity (Non-GAAP)¹	5.22%	8.34%	7.87%	7.58%	7.81%
Net operating return on average tangible common equity (Non-GAAP)¹	6.90%	11.12%	10.61%	10.31%	10.79%
Operating efficiency ratio (Non-GAAP)¹	65.46%	64.95%	62.42%	65.56%	64.25%
Operating noninterest income / average assets (Non-GAAP)[1]	0.44%	0.35%	0.37%	0.34%	0.33%
Operating noninterest expense / average assets (Non-GAAP)[1]	2.63%	2.56%	2.47%	2.57%	2.60%

Selected Interest Rates and Yields:
Yield on loans	5.35%	5.36%	5.48%	5.53%	5.62%
Yield on earning assets, FTE	4.83%	4.92%	5.05%	5.17%	5.25%
Cost of interest-bearing deposits	1.10%	1.29%	1.37%	1.42%	1.32%
Cost of total deposits	0.91%	1.06%	1.13%	1.18%	1.10%
Cost of interest-bearing liabilities	1.20%	1.39%	1.47%	1.54%	1.45%
Net interest margin, FTE	3.90%	3.84%	3.91%	3.94%	4.10%

Per Common Share:
Net income, basic	$0.19	$0.48	$0.43	$0.65	$0.34
Net income, diluted	0.19	0.48	0.42	0.65	0.34
Net operating earnings, basic (Non-GAAP)¹	0.30	0.46	0.43	0.40	0.40
Net operating earnings, diluted (Non-GAAP)¹	0.30	0.46	0.43	0.40	0.39
Book value	22.09	22.33	21.93	21.47	20.82
Tangible book value (Non-GAAP)¹	16.40	16.82	16.37	15.86	15.18
Common shares outstanding	15,221,990	14,008,233	13,957,973	13,953,209	13,951,590

¹See reconciliation of Non-GAAP measures

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands)
	As of and for The Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2020	2019	2019	2019	2019
Composition of Loans:
Commercial real estate
owner occupied	$473,398	$429,269	$422,363	$415,502	$416,152
non-owner occupied	535,637	476,038	468,099	464,160	472,790
Commercial real estate, total	1,009,035	905,307	890,462	879,662	888,942
Commercial & industrial	377,173	337,075	341,207	334,258	341,471
Construction & land development	253,445	227,626	219,751	204,731	187,009
Consumer real estate	482,728	417,481	402,463	402,270	408,878
Consumer and other	16,866	9,903	10,796	11,981	12,166
Total loans	$2,139,247	$1,897,392	$1,864,679	$1,832,902	$1,838,466

Asset Quality and Additional Loan Data:
Nonperforming loans	$3,069	$3,350	$3,166	$2,838	$2,282
Other real estate owned	5,894	1,757	1,561	1,814	2,066
Total nonperforming assets	$8,963	$5,107	$4,727	$4,652	$4,348
Restructured loans not included in nonperforming loans	$9	$61	$61	$62	$62
Net charge-offs (recoveries) to average loans (annualized)	—%	0.01%	0.01%	—%	0.08%
Allowance for loan losses to loans	0.63%	0.54%	0.53%	0.50%	0.47%
Nonperforming loans to total loans, gross	0.14%	0.18%	0.17%	0.15%	0.12%
Nonperforming assets to total assets	0.31%	0.21%	0.20%	0.19%	0.18%
Purchase accounting discount balance	$17,237	$15,348	$16,784	$18,571	$19,954
Accretion income on acquired loans	1,841	1,375	1,246	1,374	1,881

Capital Ratios:
Equity to Assets	11.70%	12.77%	12.80%	12.53%	12.34%
Tangible common equity to tangible assets (Non-GAAP)[1]	8.96%	9.93%	9.88%	9.57%	9.31%

SmartFinancial, Inc.[2]
Tier 1 leverage	10.27%	10.34%	10.02%	9.92%	9.29%
Common equity Tier 1	10.85%	11.61%	11.54%	11.21%	10.61%
Tier 1 capital	10.85%	11.61%	11.54%	11.21%	10.61%
Total capital	13.10%	14.02%	13.98%	13.65%	13.01%

SmartBank	Estimated[3]
Tier 1 leverage	11.41%	11.41%	11.22%	10.92%	10.96%
Common equity Tier 1	12.02%	12.81%	12.71%	12.37%	12.18%
Tier 1 risk-based capital	12.02%	12.81%	12.71%	12.37%	12.18%
Total risk-based capital	12.60%	13.31%	13.19%	12.82%	12.62%

1Total common equity less intangibles divided by total assets less intangibles.
2All periods presented are estimated.
3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands)
	Ending Balances
	Mar	Dec	Sep	Jun	Mar
	2020	2019	2019	2019	2019

Assets:
Cash and cash equivalents	$309,089	$183,971	$170,934	$199,534	$132,994
Securities available-for-sale, at fair value	201,002	178,348	171,507	174,114	198,273
Other investments	14,113	12,913	12,913	12,905	12,398
Loans held for sale	6,045	5,856	3,068	4,087	2,103
Loans	2,139,247	1,897,392	1,864,679	1,832,902	1,838,466
Less: Allowance for loan losses	(13,431)	(10,243)	(9,792)	(9,097)	(8,704)
Loans, net	2,125,816	1,887,149	1,854,887	1,823,805	1,829,762
Premises and equipment, net	73,801	59,433	58,386	56,589	56,583
Other real estate owned	5,894	1,757	1,561	1,814	2,066
Goodwill and core deposit intangibles, net	86,503	77,193	77,534	78,348	78,690
Bank owned life insurance	30,671	24,949	24,796	24,695	24,540
Other assets	20,781	17,554	14,899	15,366	16,572
Total assets	$2,873,715	$2,449,123	$2,390,485	$2,391,257	$2,353,981

Liabilities:
Deposits:
Noninterest-bearing demand	$431,781	$364,155	$365,024	$357,220	$329,095
Interest-bearing demand	444,141	380,234	351,474	333,705	331,629
Money market and savings	730,392	623,284	634,934	648,132	698,431
Time deposits	735,616	679,541	646,641	673,243	635,175
Total deposits	2,341,930	2,047,214	1,998,073	2,012,300	1,994,330
Securities sold under agreements to repurchase	6,164	6,184	4,368	8,219	7,070
FHLB & other borrowings	125,439	25,439	25,460	15,460	8,605
Subordinated debt	39,283	39,261	39,240	39,219	39,198
Other liabilities	24,699	18,278	17,304	16,448	14,297
Total liabilities	2,537,515	2,136,376	2,084,445	2,091,646	2,063,500
Shareholders' Equity:
Common stock	15,222	14,008	13,958	13,953	13,952
Additional paid-in capital	254,356	232,732	232,573	232,386	232,241
Retained earnings	67,869	65,839	59,806	53,843	44,722
Accumulated other comprehensive income (loss)	(1,247)	168	(297)	(571)	(434)
Total shareholders' equity	336,200	312,747	306,040	299,611	290,481
Total liabilities & shareholders' equity	$2,873,715	$2,449,123	$2,390,485	$2,391,257	$2,353,981

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands, except share and per share data)
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2020	2019	2019	2019	2019
Interest income:
Loans, including fees	$26,434	$25,398	$25,515	$25,278	$24,975
Securities available-for-sale:
Taxable	679	698	748	871	971
Tax-exempt	283	345	338	411	424
Federal funds sold and other earning assets	602	587	743	743	573
Total interest income	27,998	27,028	27,344	27,303	26,943

Interest expense:
Deposits	4,754	5,271	5,605	5,788	5,251
Securities sold under agreements to repurchase	5	5	5	6	8
FHLB advances and other borrowings	84	65	10	117	103
Subordinated debt	584	584	584	590	584
Total interest expense	5,427	5,924	6,204	6,501	5,946
Net interest income	22,571	21,104	21,140	20,802	20,997
Provision for loan losses	3,200	685	724	393	797
Net interest income after provision for loan losses	19,371	20,419	20,416	20,409	20,200

Noninterest income:
Service charges on deposit accounts	770	773	767	707	654
Gain on sale of securities, net	—	—	1	33	—
Mortgage banking	584	374	518	392	282
Investment services	437	261	260	255	169
Insurance commissions	269	—	—	—	—
Interchange and debit card transaction fees	276	163	148	143	175
Merger termination fee	—	—	—	6,400	—
Other	482	1,269	502	486	418
Total noninterest income	2,818	2,840	2,196	8,416	1,698

Noninterest expense:
Salaries and employee benefits	10,006	10,278	9,072	8,984	8,398
Occupancy and equipment	1,911	1,749	1,635	1,658	1,640
FDIC insurance (credit)	180	—	(219)	180	179
Other real estate and loan related expense	545	253	335	242	490
Advertising and marketing	198	166	263	259	295
Data processing	538	530	273	577	615
Professional services	711	652	573	489	662
Amortization of intangibles	362	340	341	342	344
Software as service contracts	470	500	560	568	567
Merger related and restructuring expenses	2,096	427	73	1,796	923
Other	1,776	1,157	1,802	1,714	1,466
Total noninterest expense	18,793	16,052	14,708	16,809	15,579
Income before income taxes	3,396	7,206	7,904	12,016	6,319
Income tax expense	664	473	1,941	2,895	1,588
Net income	$2,732	$6,733	$5,963	$9,121	$4,731

Earnings Per Common Share:
Basic	$0.19	$0.48	$0.43	$0.65	$0.34
Diluted	$0.19	$0.48	$0.42	$0.65	$0.34
Weighted average common shares outstanding:
Basic	14,395,103	13,965,877	13,955,859	13,951,643	13,942,016
Diluted	14,479,679	14,066,269	14,053,432	14,046,500	14,018,163

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands)
YIELD ANALYSIS
	Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans, including fees	$1,987,291	$26,434	5.35%	$1,881,501	$25,398	5.36%	$1,802,014	$24,975	5.62%
Taxable securities	116,837	679	2.34%	116,278	698	2.38%	147,188	971	2.68%
Tax-exempt securities	70,397	400	2.28%	59,048	461	3.09%	53,650	539	4.07%
Federal funds sold and other earning assets	165,512	602	1.46%	133,681	587	1.74%	86,688	573	2.68%
Total interest-earning assets	2,340,037	28,115	4.83%	2,190,508	27,144	4.92%	2,089,540	27,058	5.25%
Noninterest-earning assets	216,498			190,083			193,698
Total assets	$2,556,535			$2,380,591			$2,283,238

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$389,500	434	0.45%	$351,901	486	0.55%	$306,164	422	0.56%
Money market and savings deposits	664,983	1,389	0.84%	632,555	1,695	1.06%	665,018	2,029	1.24%
Time deposits	680,830	2,931	1.73%	633,867	3,090	1.93%	637,767	2,800	1.78%
Total interest-bearing deposits	1,735,313	4,754	1.10%	1,618,323	5,271	1.29%	1,608,949	5,251	1.32%
Securities sold under agreement to repurchase	5,601	5	0.36%	5,321	5	0.35%	7,971	8	0.41%
FHLB and other borrowings	46,320	84	0.73%	25,549	65	1.00%	10,217	103	4.09%
Subordinated debt	39,269	584	5.98%	39,248	584	5.90%	39,184	584	6.04%
Total interest-bearing liabilities	1,826,503	5,427	1.20%	1,688,441	5,924	1.39%	1,666,321	5,946	1.45%
Noninterest-bearing deposits	373,125			363,542			320,134
Other liabilities	27,215			19,836			10,707
Total liabilities	2,226,843			2,071,819			1,997,162
Shareholders' equity	329,692			308,772			286,076
Total liabilities and shareholders' equity	$2,556,535			$2,380,591			$2,283,238

Net interest income, taxable equivalent		$22,688			$21,220			$21,112
Interest rate spread			3.63%			3.52%			3.80%
Tax equivalent net interest margin			3.90%			3.84%			4.10%

Percentage of average interest-earning assets to average interest-bearing liabilities			128.12%			129.74%			125.40%
Percentage of average equity to average assets			12.90%			12.97%			12.53%

1 Taxable equivalent

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands)
NON-GAAP RECONCILIATIONS
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2020	2019	2019	2019	2019
Operating Earnings:
Net income (GAAP)	$2,732	$6,733	$5,963	$9,121	$4,731
Noninterest income:
Securities gains	—	—	(1)	(33)	—
ADECA termination proceeds	—	(720)	—	—	—
Merger termination fee	—	—	—	(6,400)	—
Noninterest expenses:
Salaries - prior year adjustment	—	603	—	—	—
Merger related and restructuring expenses	2,096	427	73	1,796	923
Other - prior year franchise tax true-up	—	(312)	—	—	—
Income taxes:
Tax benefit - prior year amended return	—	(304)	—	—	—
Income tax effect of adjustments	(548)	60	(19)	1,119	(145)
Net operating earnings (Non-GAAP)	$4,280	$6,487	$6,016	$5,603	$5,509
Net operating earnings per common share (Non-GAAP):
Basic	$0.30	$0.46	$0.43	$0.40	$0.40
Diluted	0.30	0.46	0.43	0.40	0.39

Operating Noninterest Income:
Noninterest income (GAAP)	$2,818	$2,840	$2,196	$8,416	$1,698
Securities (gains) losses	—	—	(1)	(33)	—
ADECA termination proceeds	—	(720)	—	—	—
Merger termination fee	—	—	—	(6,400)	—
Operating noninterest income (Non-GAAP)	$2,818	$2,120	$2,195	$1,983	$1,698
Operating noninterest income (Non-GAAP)/average assets[1]	0.44%	0.35%	0.37%	0.34%	0.33%
Operating Noninterest Expense:
Noninterest expense (GAAP)	$18,793	$16,052	$14,708	$16,809	$15,579
Salaries - prior year adjustment	—	(603)	—	—	—
Merger related and restructuring expenses	(2,096)	(427)	(73)	(1,796)	(923)
Other - prior year franchise tax true-up	—	312	—	—	—
Operating noninterest expense (Non-GAAP)	$16,697	$15,334	$14,635	$15,013	$14,656
Operating noninterest expense (Non-GAAP)/average assets[2]	2.63%	2.56%	2.47%	2.57%	2.60%
Non-GAAP Return Ratios:
Net operating return on average assets (Non-GAAP)[3]	0.67%	1.08%	1.02%	0.96%	0.98%
Return on average tangible common equity (Non-GAAP)[4]	4.41%	11.55%	10.52%	16.78%	9.26%
Net operating return on average shareholder equity (Non-GAAP)[5]	5.22%	8.34%	7.87%	7.58%	7.81%
Net operating return on average tangible common equity (Non-GAAP)[6]	6.90%	11.12%	10.61%	10.31%	10.79%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	74.02%	67.04%	63.03%	57.53%	68.65%
Adjustment for taxable equivalent yields	(0.45)%	(0.45)%	(0.37)%	(0.50)%	(0.49)%
Adjustment for securities gains (losses)	—%	—%	—%	0.14%	—%
Adjustment for merger related income and costs	(8.10)%	(1.64)%	(0.24)%	8.39%	(3.91)%
Operating efficiency ratio (Non-GAAP)	65.46%	64.95%	62.42%	65.56%	64.25%

[1]Operating noninterest income (Non-GAAP) is annualized and divided by average assets.
[2]Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.
[3]Net operating return on average assets (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average assets.
[4]Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).
[5]Net operating return on average equity (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average equity.
[6]Net operating return on average tangible common equity (Non-GAAP) is the annualized net operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information - (unaudited)
(dollars in thousands)
NON-GAAP RECONCILIATIONS
	Three Months Ended
	Mar	Dec	Sep	Jun	Mar
	2020	2019	2019	2019	2019
Tangible Common Equity:
Shareholders' equity (GAAP)	$336,200	$312,747	$306,040	$299,611	$290,481
Less goodwill and other intangible assets	86,503	77,193	77,534	78,348	78,690
Tangible common equity (Non-GAAP)	$249,697	$235,554	$228,506	$221,263	$211,791

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$329,692	$308,772	$303,200	$296,570	$286,076
Less average goodwill and other intangible assets	80,370	77,400	78,222	78,564	78,913
Average tangible common equity (Non-GAAP)	$249,322	$231,372	$224,978	$218,006	$207,163